Exhibit 99.1

PRESS RELEASE

For Immediate Release
Contact:    Ken F. Parsons, Sr. - Chairman / CEO
                (360) 459-1100
                (360) 459-0137 (Fax)

Venture Financial Group, Inc. Announces Cash Dividend

        Olympia, Wash. January 20, 2006 - Venture Financial Group, Inc., parent company of Venture Bank, announced that on January 18, 2006, the Board of Directors declared a cash dividend of $.07 per share payable February 10, 2006 to all shareholders of record as of January 30, 2006.

The declared dividend marks the twenty-eighth consecutive quarterly dividend to be paid.

Venture Bank, with 17 financial centers in four western Washington counties offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products, and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information about the bank may be found on the Internet at www.venture-bank.com.